UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2010
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 21, 2010, Harris Corporation, a Delaware corporation (“Harris”), entered into an Agreement and Plan of Merger, dated as of May 21, 2010 (the “Merger Agreement”), with CapRock Holdings, Inc., a Delaware corporation (the “Company”), Canyon Merger Corp., a Delaware corporation and a wholly owned subsidiary of Harris (“Merger Sub”), and, solely for purposes of Sections 7.11, 9.1 and 9.8 of the Merger Agreement, certain holders of the issued and outstanding equity securities of the Company (collectively, the “Major Stockholders”) and, for purposes of the provisions of the Merger Agreement that apply to the Stockholder Representative (as defined in the Merger Agreement), ABRY Partners V, L.P., a Delaware limited partnership (the “Stockholder Representative”). Pursuant to the Merger Agreement, Harris has agreed to acquire the Company and its subsidiaries, including CapRock Communications, Inc. (collectively, “CapRock”), on the terms and subject to the conditions set forth in the Merger Agreement, as briefly described below. CapRock is a global provider of mission-critical managed satellite communications solutions for the energy, government and maritime industries and provides its customers with secure, highly-reliable managed communication services including broadband Internet access, voice over IP, networking and real-time video delivered to harsh and remote locations around the world.
Pursuant to the Merger Agreement, at the closing Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Harris (the “Merger”). Harris will pay a purchase price for CapRock of an aggregate amount in cash equal to $525 million in the Merger, which will be distributed to the holder of warrants to purchase shares of Class A Common Stock of the Company (the “Warrants”) and holders of the issued and outstanding equity securities of the Company, net of CapRock’s indebtedness and unpaid transaction expenses and tax liability as of Closing (as defined below), but plus CapRock’s cash and cash equivalents as of Closing, and subject to certain further customary post-closing upward or downward adjustments as set forth in the Merger Agreement (the “Merger Consideration”).
The Major Stockholders who executed the Merger Agreement collectively own approximately 84% of the issued and outstanding equity securities of the Company, and by executing the Merger Agreement each of the Major Stockholders granted an irrevocable proxy to Harris with the express power to execute and deliver on behalf of the Major Stockholders a written consent with respect to all the issued and outstanding equity securities of the Company owned of record by the Major Stockholders in favor of adoption and approval of the Merger Agreement and the Merger (the “Written Consent”). Following execution of the Merger Agreement, Harris delivered the Written Consent to the Company. No additional approval of any holders of equity securities of the Company is required for the adoption and approval of the Merger Agreement and the Merger.
The Merger Agreement contains customary conditions to the respective obligations of Harris and Merger Sub, on one hand, and of the Company, on the other hand, to close the transactions contemplated by the Merger Agreement (the “Closing”), including: (1) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under any applicable foreign antitrust law, and the making or receipt of any required filings, consents or approvals required under any applicable foreign antitrust laws, (2) the receipt of approval from each of the Federal Communications Commission, Anatel of Brazil and, if required, the Ministry of Communication and Information of Indonesia or Directorate General of Post and Telecommunications of Indonesia, in each case, for the transfer of control of the Company and its subsidiaries holding licenses subject to each such governmental entity’s respective jurisdiction, (3) the accuracy of the representations and warranties of the Company, in the case of Harris’ and Merger Sub’s respective obligations to close, and of Harris and Merger Sub, in the case of the Company’s obligation to close, in each case subject to customary materiality exceptions and (4) the performance in all material respects by the Company, in the case of Harris’ and Merger Sub’s respective obligations to close, and by Harris and Merger Sub, in the case of the Company’s obligation to close, in each case of its or their respective obligations under the Merger Agreement. In addition, it is a condition to Harris’ and Merger Sub’s respective obligations to close that the holder of the Warrants and holders of equity securities of the Company who, together with the holder of the Warrants, are entitled to receive not less than 95% of the Merger Consideration, deliver certificates representing such Warrants and equity securities, as well as agreements (in the case of holders other than the Major Stockholders) to be bound by the Merger Agreement, to Harris or the Stockholder Representative on behalf of Harris.

Harris, Merger Sub, the Major Stockholders and the Company each have made, as the case may be, customary representations, warranties, covenants and/or indemnities in the Merger Agreement including, among others, covenants that (i) prior to the Closing, subject to certain exceptions, the Company will operate its business in the ordinary course of business consistent with past practice; and (ii) each of the parties will use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary under applicable laws or otherwise to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable, including using its commercially reasonable efforts to obtain all necessary consents and approvals of governmental entities.
The Closing is expected to occur during the first quarter of Harris’ fiscal 2011. However, there can be no assurances that the closing conditions set forth in the Merger Agreement will be satisfied or waived or that the Closing will occur, either during the first quarter of Harris’ fiscal 2011 or at all.
In connection with the Merger Agreement, CapRock’s Chief Executive Officer and certain of its other senior management entered into new employment arrangements with Harris and/or the Company, effective contingent upon the Closing. No material relationship exists between Harris or its affiliates and any of the other parties to the Merger Agreement, other than in respect of the Merger Agreement.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference. In addition, the representations, warranties and covenants made in the Merger Agreement by Harris, Merger Sub, the Major Stockholders and the Company are qualified by and subject to important exceptions and other limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms and conditions of the Merger Agreement. In particular, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which Harris and Merger Sub, on one hand, and the Company, on the other hand, may have the right not to close the transactions contemplated by the Merger Agreement if the representations and warranties of the Company, in the case of Harris and Merger Sub, or of Harris and Merger Sub, in the case of the Company, prove not to be true and correct due to a change in circumstance or otherwise, and otherwise allocating risk between the parties to the Merger Agreement, rather than establishing the matters covered as facts. The representations and warranties may also be subject to a contractual standard of materiality very different from those generally applicable to disclosure requirements under the federal securities laws, including for reports and documents filed with the Securities and Exchange Commission (“SEC”), and in many cases were qualified by disclosures that were made by the applicable party, which disclosures are not set forth in the body of the Merger Agreement. Also, the representations and warranties do not purport to be accurate as of the date of filing of this Form 8-K, and the subject matter thereof may have changed since the date of the Merger Agreement, and any subsequent developments or new information affecting or relating to any of such representations or warranties may not have been described in this Form 8-K. Furthermore, any factual disclosures in the Merger Agreement or this Form 8-K may be supplemented, updated or modified by disclosures contained in, and should be considered in conjunction with, reports and other matters Harris files with, or furnishes to, the SEC or otherwise publicly discloses.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2010, Daniel R. Pearson, age 58, was appointed Executive Vice President and Chief Operating Officer of Harris, effective June 1, 2010, reporting to Howard L. Lance, Chairman of the Board, President and Chief Executive Officer of Harris. Mr. Pearson previously served as Harris’ Group President, Government Communications Systems since July 2008; Group President, Defense Communications and Electronics from May 2007 to June 2008; Group President — Defense Communications from July 2006 to May 2007; President — Department of Defense Programs, Government Communications Systems Division from November 2003 to July 2006; and President — Network Support Division from June 2000 to November 2003. Mr. Pearson joined Harris in 1977.

There is no family relationship between Mr. Pearson and any directors or other executive officers of Harris, and there is no arrangement or understanding between Mr. Pearson and any directors or other executive officers of Harris or any other person pursuant to which Mr. Pearson was appointed Executive Vice President and Chief Operating Officer of Harris. There are no “related person” transactions relating to Mr. Pearson and Harris as described in Item 404(a) of Regulation S-K.
Mr. Pearson succeeds Robert K. Henry, who will retire in August 2010 after thirteen years with Harris, and who will no longer serve as Chief Operating Officer of Harris, effective June 1, 2010.
Item 7.01 Regulation FD Disclosure.
On May 21, 2010, Harris issued a press release in which it announced that it had entered into the Merger Agreement and in which it discussed certain related matters. On May 24, 2010, Harris issued a press release in which it announced the promotion of Mr. Pearson and the retirement of Mr. Henry, as described in Item 5.02 of this Form 8-K. The full text of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference. The information contained in this Item 7.01, including the accompanying Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibit is filed herewith:
2.1	Agreement and Plan of Merger, dated as of May 21, 2010, by and among Harris Corporation, CapRock Holdings, Inc., Canyon Merger Corp., and, solely for purposes of Sections 7.11, 9.1 and 9.8, certain of the holders of the issued and outstanding equity securities of CapRock Holdings, Inc. party thereto as of the date thereof, and for purposes of the provisions thereof that apply to the Stockholder Representative, ABRY Partners V, L.P.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.
          The following exhibits are furnished herewith:
99.1	Press Release, issued by Harris Corporation on May 21, 2010 (furnished pursuant to Item 7.01 and not filed).

99.2	Press Release, issued by Harris Corporation on May 24, 2010 (furnished pursuant to Item 7.01 and not filed).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Secretary

Date: May 27, 2010

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K,
Item 601	Description
2.1
Agreement and Plan of Merger, dated as of May 21, 2010, by and among Harris Corporation, CapRock Holdings, Inc., Canyon Merger Corp., and, solely for purposes of Sections 7.11, 9.1 and 9.8, all of the holders of the issued and outstanding equity securities of CapRock Holdings, Inc. party thereto as of the date thereof, and for purposes of the provisions thereof that apply to the Stockholder Representative, ABRY Partners V, L.P. *

99.1	Press Release, issued by Harris Corporation on May 21, 2010 (furnished pursuant to Item 7.01 and not filed).

99.2	Press Release, issued by Harris Corporation on May 24, 2010 (furnished pursuant to Item 7.01 and not filed).

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.